Exhibit 10.29

ANIMAL HEALTH INTERNATIONAL, INC.

NON-EMPLOYEE DIRECTORS’

DEFERRED COMPENSATION PROGRAM

I.	INTRODUCTION

The Animal Health International, Inc. Non-Employee Directors’ Deferred Compensation Program (the “Program”), effective January 8, 2007, is established pursuant to the Animal Health International, Inc. 2007 Stock Option and Incentive Plan (the “Plan”) and permits a Director who is not an employee of the Company (a “Non-Employee Director”) to defer receipt of certain cash compensation payable to him by the Company.

II.	ADMINISTRATION

The Program shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have complete discretion and authority with respect to the Program and its application, except as expressly limited by the Program.

III.	ELIGIBILITY

All Non-Employee Directors are eligible to participate in the Program.

IV.	DEFERRAL OF CASH FEES

A Non-Employee Director may elect in advance to defer the receipt of certain cash fees from the Company, including retainer payments and fees payable for Board or committee chairmanships (the “Eligible Payments”). Meeting fees and conference call fees shall be paid in cash and may not be deferred under the Program. To make an election to defer the Eligible Payments, the Non-Employee Director must execute and deliver to the Committee an election form specifying the percentage of his Eligible Payments he wishes to defer. Except with respect to a newly elected or appointed Non-Employee Director or in connection with the establishment of this Program, any election under this paragraph shall apply only to Eligible Payments that are earned with respect to services to be performed beginning on or after the start of the next calendar year after such receipt and acceptance. A Non-Employee Director who is serving as a director on the Effective Date may, within 30 days of the Effective Date, file a deferral election which shall apply to Eligible Payments that are earned with respect to services performed subsequent to the election. A newly elected or appointed Non-Employee Director, may, within 30 days of becoming a Non-Employee Director, file a deferral election which shall apply only to Eligible Payments that are earned with respect to services to be performed subsequent to the election. An election shall remain in effect from year to year, until a new election becomes effective with respect to Eligible Payments payable in the next calendar year. A Non-Employee Director may revoke his deferral election with respect to Eligible Payments that are payable in the calendar year beginning after receipt and acceptance by the Company of his written revocation.

A. Deferred Account. As of the date of payment of the Eligible Payments, a Non-Employee Director’s deferred account (“Account”) shall be credited with a number of whole and fractional stock units determined by dividing his deferred Eligible Payments by the fair market value of a share of common stock, par value $0.01 per share, of the Company (“Stock”). For purposes of this Program, “fair market value” of a share of Stock on any given date shall mean the last reported sale price at which Stock is traded on such date, or if no Stock is traded on such date, the most recent date on which Stock was traded on the NASDAQ Global Market, or if applicable, any other national stock exchange on which Stock is traded; provided, however, that if the date for which fair market value is being determined is the first day when trading prices for the stock are reported on NASDAQ Global Market or a national securities exchange, the fair market value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

B. Dividend Equivalent Amounts. Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each Account shall be credited with a number of whole and fractional stock units determined by multiplying the dividend value per share by the stock unit balance of the Account on the record date and dividing the result by the fair market value of a share of Stock on the dividend payment date.

C. Designation of Beneficiary. A Non-Employee Director may designate one or more beneficiaries to receive payments from his Account in the event of his death. A designation of beneficiary shall apply to a specified percentage of a Non-Employee Director’s entire interest in his Account. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Non-Employee Director, the estate of the Non-Employee Director shall be deemed to be the beneficiary. All payments to a beneficiary or estate shall be made in a lump sum in shares of Stock, with any fractional share paid in cash.

D. Payment. All stock units credited to a Non-Employee Director’s Account shall be paid in shares of Stock to the Non-Employee Director, or his designated beneficiary (or beneficiaries) or estate, in a lump sum; provided, however, that fractional shares shall be paid in cash. Such payment shall be made as soon as practicable after the Non-Employee Director ceases to be a member of the Board of Directors of the Company. Notwithstanding the foregoing, in the event of a Sale Event (as defined in Section 3(c) of the Plan), all Accounts under the Program shall become immediately payable in a lump sum.

V.	ADJUSTMENTS

In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in the number of stock units credited to Non-Employee Directors’ Accounts.

VI.	AMENDMENT OR TERMINATION OF PROGRAM

The Company reserves the right to amend or terminate the Program at any time, by action of its Board of Directors, provided that no such action shall adversely affect a Non-Employee Director’s right to receive compensation earned before the date of such action or his rights under the Program with respect to amounts credited to his Account before the date of such action. In no event shall the distribution of Accounts to Non-Employee Directors be accelerated by virtue of any amendment or termination of the Program, except to the extent permitted by Section 409A of the Internal Revenue Code of 1986.

VII.	MISCELLANEOUS PROVISIONS

A. Notices. Any notice required or permitted to be given by the Company or the Committee pursuant to the Program shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Non-Employee Director at the last address shown for the Non-Employee Director on the records of the Company.

B. Nontransferability of Rights. During a Non-Employee Director’s lifetime, any payment under the Program shall be made only to him. No sum or other interest under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Non-Employee Director or any beneficiary under the Program to do so shall be void. No interest under the Program shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Non-Employee Director or beneficiary entitled thereto.

C. Company’s Obligations to Be Unfunded and Unsecured. The Accounts maintained under the Program shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts hereunder. No Non-Employee Director or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Program, and any Non-Employee Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Program.

D. Governing Law. The terms of the Program shall be governed, construed, administered and regulated in accordance with the laws of the State of Delaware. In the event any provision of this Program shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

E. Effective Date of Program. The Program shall become effective upon the effective date of the Company’s initial public offering.

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